UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2007
__________
BPI Energy Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32695	75-3183021

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30775 Bainbridge Road, Suite 280, Solon, Ohio	44139

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 248-4200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) On October 3, 2007, BPI Energy Holdings, Inc. (“BPI”) received a letter from the American Stock Exchange (“Amex”) informing BPI that it is currently not in compliance with Rule 121(B)(2)(a) of the Amex Company Guide, which requires BPI’s audit committee to consist of at least three independent directors. BPI’s Audit Committee membership decreased to two directors upon William J. Centa’s resignation from the Board of Directors on September 13, 2007 (as reported in BPI’s Form 8-K filed with the Securities and Exchange Commission on September 19, 2007). The letter from Amex is a “warning letter” and provides BPI until January 3, 2008 to regain compliance with the Amex requirements by appointing an additional independent director to serve on the Audit Committee. BPI has commenced a search for a qualified individual to fill its Audit Committee vacancy and expects to fill the vacancy within a reasonable time.
     On October 9, 2007, pursuant to Section 402(g) of the Amex Company Guide, BPI issued a press release reporting its receipt of the warning letter and its intention to regain compliance as soon as practicable. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release of BPI Energy Holdings, Inc., dated October 9, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPI Energy Holdings, Inc.
By:	/s/ James G. Azlein
James G. Azlein
Chief Executive Officer and President

Date: October 9, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of BPI Energy Holdings, Inc. dated October 9, 2007.